EXHIBIT 99.1

CONVERSION SERVICES INTERNATIONAL ANNOUNCES
CHIEF FINANCIAL OFFICER RESIGNATION

William Hendry Appointed Chief Financial Officer

EAST HANOVER, N.J. (October 11, 2006) - Conversion Services International, Inc. (AMEX: CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, announced today its chief financial officer, Mitchell Peipert, has resigned effective October 27, 2006, to accept a position with a privately-held company outside of the information technology services industry. William Hendry, with CSI as the Company’s controller for the past two and one-half years and a certified public accountant in the State of New Jersey, has been appointed CFO by the Board of Directors effective October 27, 2006.

Mr. Hendry, in his current role, worked closely with Mr. Peipert and executive management. Prior to joining CSI, Mr. Hendry held various positions, primarily as controller and vice president of finance, for publicly and privately held professional services, biotechnology and software companies, including Scientific Games Online Entertainment Systems, Alphanet Solutions, Biosource International and Quarterdeck. Mr. Hendry began his career at KPMG LLP. Mr. Hendry has an M.B.A. in finance and a bachelor’s degree in accounting from Fairleigh Dickinson University, and is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants, and the Financial Executive Institute.

Scott Newman, president, chief executive officer and chairman, said, “We appreciate Mitch's valuable contributions to CSI and wish him well in his future endeavors. Bill Hendry brings to the CFO position a successful track record in finance, SEC reporting and compliance knowledge, and communication skills that support our financial community relationships. Bill has broad business experience and history with CSI, and we are confident that he will assume his new responsibilities quickly and effectively.”

Mitch Peipert added, "I am delighted to have contributed to the Company's growth during my tenure and look forward to supporting the Company to facilitate a smooth transition."

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, and Pfizer. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

# # #

Contact:
Tracee Lee Beebe
Marketing & Communications
Conversion Services International, Inc.
973-560-9400
tbeebe@csiwhq.com